Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed combined balance sheet as of September 30, 2008 combines the historical consolidated balance sheets of McAfee Inc. (“McAfee”) and Secure Computing Corporation (“Secure”), giving effect to the acquisition of Secure (the “Acquisition”) by McAfee on November 18, 2008, as if it had occurred on September 30, 2008. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2008 and for the year ended December 31, 2007 combine the historical consolidated statements of operations of McAfee and Secure, giving effect to the Acquisition as if it had occurred on January 1, 2007. The historical consolidated financial statements of Secure have been adjusted to reflect certain reclassifications to conform with McAfee’s financial statement presentation.
     The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with McAfee’s historical consolidated financial statements and accompanying notes contained in McAfee’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007 and Quarterly Report on Form 10-Q for its quarter ended September 30, 2008 and Secure’s historical consolidated financial statements and accompanying notes contained in Secure’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007 and Quarterly Report on Form 10-Q for its quarter ended September 30, 2008, which are included as Exhibits 99.2 and 99.1, respectively, to this Current Report on Form 8-K/A.
     These unaudited pro forma condensed combined financial statements are prepared by management for informational purposes only in accordance with Article 11 of Regulation S-X and are not necessarily indicative of future results or of actual results that would have been achieved had the Acquisition been consummated as of the dates presented, and should not be taken as representative of future consolidated results or operations of financial position of McAfee. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that McAfee may achieve, or any additional expenses that it may incur, with respect to the combined companies.
     The Acquisition has been accounted for in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Accordingly, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined consolidated financial statements, has been allocated on a preliminary basis to intangible assets acquired and net liabilities assumed in connection with the Acquisition based on their estimated fair values as of the completion of the Acquisition. These allocations reflect various preliminary estimates that are available at the time of the preparation of this Current Report on Form 8-K/A, and are subject to change during the purchase price allocation period (generally one year from the acquisition date) as valuations are finalized.
     McAfee has approved plans to exit certain facilities of Secure. As described in Note 3 to these unaudited pro forma condensed combined consolidated financial statements, certain pro forma adjustments have been included in the unaudited pro forma condensed combined consolidated financial statements for costs of exiting these facilities.

MCAFEE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2008 (in thousands)

	Historical		Pro Forma		Pro Forma
	McAfee	Secure	Adjustments		Combined

ASSETS
Current assets:
Cash and cash equivalents	$610,821	$40,633	$(488,500)	(a)	$162,954
Short-term marketable securities	169,324	—	—		169,324
Accounts receivable, net	209,103	53,845	(1,570)	(b)	261,378
Prepaid expenses, prepaid taxes and other current assets	211,787	33,825	(15,736)	(b) (c)	229,876
Deferred income taxes	262,274	—	(5,651)	(g)	256,623

Total current assets	1,463,309	128,303	(511,457)		1,080,155
Long-term marketable securities	222,889	—	—		222,889
Property and equipment, net	99,539	18,095	(473)	(i)	117,161
Deferred income taxes	313,130	—	76,142	(g)	389,272
Intangible assets, net	192,426	49,262	101,138	(f)	342,826
Goodwill	806,739	512,865	(176,884)	(e)	1,142,720
Other assets	61,913	10,015	—		71,928

Total assets	$3,159,945	$718,540	$(511,534)		$3,366,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,803	$8,359	$(1,500)	(b)	$59,662
Accrued compensation	81,308	9,893	—		91,201
Other accrued liabilities	206,538	17,913	6,659	(b) (d) (j)	231,110
Deferred revenue	818,105	117,813	(23,082)	(b) (c)	912,836

Total current liabilities	1,158,754	153,978	(17,923)		1,294,809
Deferred revenue, less current portion	238,644	56,380	(23,524)	(c)	271,500
Deferred tax liability	—	7,758	40,909	(g)	48,667
Accrued taxes and other long-term liabilities	75,947	3,151	3,566	(j)	82,664

Total liabilities	1,473,345	221,267	3,028		1,697,640

Preferred stock, $0.01 par value	—	72,202	(72,202)	(h)	—
Total stockholders’ equity	1,686,600	425,071	(442,360)	(f) (h)	1,669,311

Total liabilities and stockholders’ equity	$3,159,945	$718,540	$(511,534)		$3,366,951

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

MCAFEE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 (in thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	McAfee	Secure	Adjustments		Combined

Net revenue:
Service, support and other	$596,745	$97,352	$(8,758)	(l)	$685,339
Subscription	491,969	—	(1,515)	(b)	490,454
Product	87,364	88,011	(12,086)	(b) (l)	163,289

Total net revenue	1,176,078	185,363	(22,359)		1,339,082
Cost of net revenue:
Service, support and other	47,460	18,589	(240)	(k) (l)	65,809
Subscription	141,210	—	(1,799)	(b)	139,411
Product	48,981	32,902	(4,339)	(b)(i)(k)(l)	77,544
Amortization of purchased technology and patents	40,527	5,771	15,004	(f)	61,302

Total cost of net revenue	278,178	57,262	8,626		344,066
Operating costs:
Research and development	185,101	37,163	(3,557)	(i) (k) (l)	218,707
Marketing and sales	383,766	88,036	(2,987)	(i) (k) (l)	468,815
General and administrative	153,081	15,619	(619)	(i) (k) (l)	168,081
Amortization of intangibles	16,478	6,711	3,353	(f)	26,542
Other operating costs	2,467	24,604	(15,424)	(e)	11,647

Total operating costs	740,893	172,133	(19,234)		893,792

Income/(loss) from operations	157,007	(44,032)	(11,751)		101,224
Gain on divestiture of SafeWord product line	—	70,701	(70,701)	(l)	—
Interest and other income/(expense), net	39,529	(4,722)	(14,655)	(a)	20,152
Impairment of marketable securities	(14,926)	—	—		(14,926)
Gain on investments, net	5,913	—	—		5,913

Income/(loss) before provision for income taxes	187,523	21,947	(97,107)		112,363
Provision for income taxes	60,720	4,018	(26,204)	(l) (m)	38,534

Net income/(loss)	126,803	17,929	(70,903)		73,829
Preferred stock accretion	—	2,921	(2,921)	(k)	—

Net income/(loss) applicable to common shareholders	$126,803	$15,008	$(67,982)		$73,829

Net income per share — Basic	$0.81	$0.22			$0.47

Net income per share — Diluted	$0.79	$0.24			$0.46

Shares used in per share calculation — Basic	157,350	67,859			157,630

Shares used in per share calculation — Diluted	160,590	74,845			160,705

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

MCAFEE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007 (in thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	McAfee	Secure	Adjustments		Combined

Net revenue:
Service, support and other	$674,296	$110,863	$(10,631)	(l)	$774,528
Subscription	552,131	—	(1,976)	(b)	550,155
Product	81,793	127,042	(24,428)	(b) (l)	184,407

Total net revenue	1,308,220	237,905	(37,035)		1,509,090
Cost of net revenue:
Service, support and other	49,285	22,206	1	(k) (l)	71,492
Subscription	165,297	—	(854)	(b)	164,443
Product	55,872	39,938	(5,601)	(b) (i) (k) (l)	90,209
Amortization of purchased technology and patents	35,290	7,828	19,872	(f)	62,990

Total cost of net revenue	305,744	69,972	13,418		389,134
Operating costs:
Research and development	217,934	43,991	(3,985)	(i) (k) (l)	257,940
Marketing and sales	388,213	120,048	(815)	(i) (k) (l)	507,446
General and administrative	181,171	15,990	(7)	(i) (k) (l)	197,154
Amortization of intangibles	13,583	10,858	12,582	(f)	37,023
SEC and compliance costs	32,952	—	—		32,952
Other operating costs	8,810	—	—		8,810

Total operating costs	842,663	190,887	7,775		1,041,325

Income/(loss) from operations	159,813	(22,954)	(58,228)		78,631
Interest and other income/(expense), net	68,287	(6,800)	(24,425)	(a)	37,062
Gain on investments, net	1,104	—	—		1,104

Income/(loss) before provision for income taxes	229,204	(29,754)	(82,653)		116,797
Provision for income taxes	62,224	5,302	(22,426)	(l) (m)	45,100

Net income/(loss)	166,980	(35,056)	(60,227)		71,697
Preferred stock accretion	—	3,723	(3,723)	(k)	—

Net income/(loss) applicable to common shareholders	$166,980	$(38,779)	$(56,504)		$71,697

Net income/(loss) per share — Basic	$1.04	$(0.59)			$0.45

Net income/(loss) per share — Diluted	$1.02	$(0.59)			$0.44

Shares used in per share calculation — Basic	159,819	66,063			159,943

Shares used in per share calculation — Diluted	164,126	66,063			164,331

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

MCAFEE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of Pro Forma Presentation
     On November 18, 2008, McAfee, Inc. (“McAfee” or the “Company”) acquired Secure Computing Corporation, (“Secure”) and Secure became a wholly owned subsidiary of McAfee. The total estimated purchase price of the acquisition is as follows (in thousands):

Cash paid	$484,497
Fair value of restricted stock units and restricted shares assumed and converted	2,211
Direct transaction costs	4,003
Reduction in McAfee historical net liabilities due to Secure	(611)

Total purchase price	$490,100

     The following table presents the preliminary allocation of the purchase price. The allocation included in this pro forma financial information was based on the balance sheet of Secure as of September 30, 2008. The actual purchase accounting allocation will be revised to reflect the net tangible assets of the acquired entity that exist as of the date of the acquisition (in thousands).

Cash and short term investments	$40,633
Other tangible assets	100,686
Net deferred tax assets	21,824
Deferred revenue	(129,066)
Other liabilities assumed	(49,858)

Net liabilities assumed	(15,781)
Identifiable intangible assets
Purchased technology	99,200
Customer relationships	51,200
Goodwill	335,981
In-process research and development	19,500

Total purchase price	$490,100

     Of the total purchase price, a preliminary estimate of approximately $150.4 million has been allocated to amortizable intangible assets acquired and a preliminary estimate of approximately $15.8 million has been allocated to net liabilities assumed in connection with the acquisition. The depreciation and amortization effect of the fair value adjustment to certain tangible assets and the amortization related to the amortizable intangible assets are reflected as pro forma adjustments to the unaudited pro forma condensed combined consolidated statements of operations as described in Note 3 to these unaudited pro forma condensed combined consolidated financial statements.
     In–process research and development charges relate to amounts assigned to intangible assets to be used in research and development projects that have no alternative future use and therefore are charged to expense at the acquisition date. Accordingly, the portion of the purchase price allocated to in-process research and development will be charged to expense in McAfee’s financial results for the year ended December 31, 2008. Due to its non-recurring nature, this in-process research and development expense has been excluded from the unaudited pro forma condensed combined statement of operations.
     McAfee has evaluated and continues to evaluate certain pre-acquisition tax and litigation contingencies relating to Secure that existed as of the acquisition date. If these pre-acquisition contingencies become probable in nature and estimable during the remainder of the purchase price allocation period, amounts may be recorded to goodwill for such matters. If these pre-acquisition contingencies become probable in nature and estimable after the end of the purchase price allocation period, amounts may be recorded for such matters in McAfee’s results of operations.
2. Reclassifications
     Certain reclassifications have been made to conform Secure’s historical results to McAfee’s presentation. These adjustments primarily relate to reclassifying other current assets to prepaid expenses, prepaid taxes and other current assets, reclassifying inventory to prepaid expenses, prepaid taxes and other current assets, reclassifying certain fixed assets to prepaid expenses, prepaid taxes and other current assets and reclassifying other assets to deferred taxes.

3.  Pro Forma Adjustments
     The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:
(a)	To reflect cash paid in connection with the acquisition of Secure and to reflect the related estimated decrease in interest income earned due to the reduction in on-hand cash (in thousands):

Cash paid	$484,497
Direct transaction costs	4,003

Total cash paid to acquire Secure	$488,500

	Nine Months Ended	Year Ended
	September 30, 2008	December 31, 2007
Decrease in interest income earned on the reduced cash paid in connection with the acquisition, utilizing an average annual interest rate of 4.0% for the nine months ended September 30, 2008 and 5.0% for the year ended December 31, 2007	$14,655	$24,425

(b)	To eliminate transactions between McAfee and Secure for the historical periods presented (in thousands):

Accounts receivable, net	$(1,570)
Deferred cost of net revenue (Prepaid expenses and prepaid taxes and other current assets)	(3,588)

Reduction in assets	(5,158)

Accounts payable	(1,500)
Accrued royalties (Other accrued liabilities)	(286)
Short-term deferred revenue	(2,609)

Reduction in liabilities	$(4,395)

Reduction in pro forma net assets	$(763)

	Nine Months Ended	Year Ended
	September 30, 2008	December 31, 2007
Reduction in net revenue
Subscription	$(1,515)	$(1,976)
Product	(1,173)	(2,608)

Total reduction in net revenue	(2,688)	(4,584)
Reduction in cost of net revenue
Subscription	(1,799)	(854)
Product	(1,254)	(608)

Total reduction in cost of net revenue	(3,053)	(1,462)

Impact on pro forma net income	$365	$(3,122)

(c)	To reflect the difference between the preliminary estimated fair value and the historical amount of deferred revenue and deferred costs of Secure (in thousands):

Write-down of short-term portion of deferred revenue	$(20,473)
Write-down of long-term portion of deferred revenue	(23,524)
Write-down of deferred costs (Prepaid expenses and prepaid taxes and other current assets)	(12,148)

(d)	To reflect an increase of $5.0 million in other accrued liabilities for an assumed obligation related to broker’s fees incurred by Secure in connection with the consummation of the acquisition and to reflect a decrease of $0.9 million in other accrued liabilities between the preliminary estimated fair value and the historical amount of deferred rent acquired related to straight-line rent accruals for which McAfee has no obligation to refund these amounts back to the landlords.

(e)	To eliminate Secure’s historical goodwill and record the preliminary estimated fair value of goodwill for the acquisition and to eliminate the goodwill impairment charge that was recorded in the financial statements of Secure as a direct result of the purchase of Secure by McAfee (in thousands):

		Preliminary
	Historical	Estimated
	Amount	Fair Value	Decrease
Goodwill	$512,865	$335,981	$(176,884)
     Secure recorded a goodwill impairment charge of $15.4 million as of September 30, 2008 as a direct result of the purchase of Secure by McAfee. The pro forma statement of operations contains adjustments to present information as if the acquisition had occurred on January 1, 2007 and would reflect Secure’s assets at fair value on that date, thus eliminating the need for Secure to record an impairment charge in the nine months ended September 30, 2008.
(f)	To reflect the difference between the preliminary estimated fair value and the historical amount of Secure’s intangible assets and the resulting increase in amortization expense (in thousands):

		Change in	Change in
	Preliminary	Amortization for the	Amortization for the
	Estimated	Nine Months Ended	Year Ended
	Fair Value	September 30, 2008	December 31, 2007	Useful life
Purchased technology	$99,200	$20,775	$27,700	3 to 4 years
Customer relationships contracts	51,200	10,064	23,440	4 to 7 years

Total	$150,400	$30,839	$51,140
Less: Secure historical balances	(49,262)	(12,482)	(18,686)

Net adjustment	$101,138	$18,357	$32,454

     An in–process research and development charge totaling $19.5 million (non deductible for tax) in connection with the purchase of Secure will be recognized in McAfee’s financial statements for the year ended December 31, 2008. This charge is reflected in total stockholders’ equity on the pro forma condensed combined balance sheet; however, it has not been included in the unaudited pro forma condensed combined statement of operations since this adjustment is non-recurring in nature.
     McAfee intends to amortize the fair value of the purchased technology on a straight-line basis. McAfee intends to amortize the fair value of the customer relationships contracts on an accelerated basis.
(g)	To record tax adjustments related to the acquisition (in thousands):

Net decrease in short-term deferred tax assets	$(5,651)
Net increase in long-term deferred tax assets	76,142
Net increase in long-term deferred tax liabilities	40,909

Net increase in deferred tax assets	$29,582

(h)	To reflect the following adjustments to stockholders’ equity (in thousands):

To reflect the elimination of Secure’s historical Preferred stock	$(72,202)
To reflect the elimination of Secure’s historical Common stock	(685)
To reflect the estimated fair value of the Secure stock awards assumed and converted in the acquisition	2,211
To reflect the elimination of Secure’s historical Additional paid-in capital	(576,641)
To reflect the elimination of Secure’s historical Accumulated other comprehensive loss	1,235
To reflect the elimination of Secure’s historical Accumulated deficit	151,020
(i)	To reflect the difference between the preliminary estimated fair value and the historical amount of Secure’s property and equipment and the resulting change in depreciation expense (in thousands):

	Balance as of
	September 30, 2008	Useful Life
Decrease in fair value of property and equipment, net	$(473)	3 to 10 years

	Change in	Change in
	Depreciation for the	Depreciation for the
	Nine Months Ended	Year Ended
	September 30, 2008	December 31, 2007
Included in Cost of net revenue	$(17)	$(18)
Included in Research and development	(24)	(32)
Included in Marketing and sales	(39)	(64)
Included in General and administrative	(2)	(4)

Change in depreciation expense due to fair value adjustments	$(82)	$(118)

(j)	To reflect the preliminary estimated exit activity liabilities (in thousands):

Short-term exit activities (Other accrued liabilities)	$2,848
Long-term exit activities (Accrued taxes and other long-term liabilities)	3,566

Total	$6,414

     As of the acquisition date, McAfee had approved a plan to vacate certain Secure facilities that were duplicative with McAfee facilities. The majority of this adjustment is due to three facilities in the US and Europe that McAfee plans to vacate.

(k)	To eliminate Secure’s historical preferred stock accretion and to reflect the difference between the stock-based compensation expense related to the unearned portion of Secure’s restricted shares and restricted stock units assumed and converted in connection with the acquisition and the elimination of Secure’s historical amortization of deferred stock-based compensation for these same awards. The restricted stock and restricted stock units assumed and converted are amortized using the straight-line amortization method over the remaining vesting periods (in thousands):

	For the nine months ended September 30, 2008
		Stock-Based	Decrease in
	Historical	Compensation	Stock-Based
	Stock-Based	Expense Based	Compensation
	Amount	on Fair Value	Expense
Service, support and other	$230	$100	$(130)
Product	118	52	(66)
Research and development	1,414	617	(797)
Marketing and sales	2,417	1,055	(1,362)
General and administrative	926	404	(522)

Total stock-based compensation expense	$5,105	$2,228	$(2,877)

	For the Year ended December 31, 2007
		Stock-Based	Increase in
	Historical	Compensation	Stock-Based
	Stock-Based	Expense Based	Compensation
	Amount	on Fair Value	Expense
Service, support and other	$284	$329	$45
Product	113	131	18
Research and development	1,233	1,427	194
Marketing and sales	3,180	3,681	501
General and administrative	790	914	124

Total stock-based compensation expense	$5,600	$6,482	$882

     As of the acquisition date, Secure had outstanding Series A Convertible Preferred Stock. As part of the acquisition, all of the preferred stock was redeemed, cancelled and converted into the right to receive a specific cash payout per share. The pro forma statement of operations contains adjustments to present information as if the acquisition had occurred on January 1, 2007 and would reflect redemption, cancellation and conversion on that date, thus eliminating the need for Secure to record preferred stock accretion expense for the year ended December 31, 2007 and in the nine months ended September 30, 2008.

(l)	To eliminate the results from the SafeWord product line. On September 4, 2008, Secure completed the divestiture of the SafeWord product line and certain other assets, leases and contracts relating to this product line. Such elimination is material to an understanding of the future combined operations of McAfee and Secure (in thousands):

	Historical
	For the Nine
	Months Ended	For the Year Ended
	September 30, 2008	December 31, 2007
Net revenue:
Service, support and other	$(8,758)	$(10,631)
Product	(10,913)	(21,820)

Total net revenue	(19,671)	(32,451)
Cost of net revenue:
Service, support and other	(110)	(44)
Product	(3,002)	(4,993)

Total cost of net revenue	(3,112)	(5,037)
Operating costs:
Research and development	(2,736)	(4,147)
Marketing and sales	(1,586)	(1,252)
General and administrative	(95)	(127)

Total operating costs	(4,417)	(5,526)

Income from operations	(12,142)	(21,888)
Gain on divestiture of SafeWord product line	(70,701)	—

Income before provision for income taxes	(82,843)	(21,888)
Provision for income taxes	15	(110)

Net income	(82,858)	(21,778)
Preferred stock accretion	—	—

Net income applicable to common shareholders	$(82,858)	$(21,778)

(m)	To reflect the pro forma income tax impact of the pro forma adjustments. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had McAfee and Secure filed consolidated income tax returns during the period presented (in thousands):

	Nine Months Ended	Year Ended
	September 30, 2008	December 31, 2007
Total pro forma adjustments recorded to decrease income before provision for income taxes in the unaudited pro forma condensed combined statement of operations	$(97,107)	$(82,653)
Estimated provision for income taxes rates applicable to pro forma adjustments	27.0%	27.0%

Pro forma provision for income taxes adjustment	$(26,219)	$(22,316)

4. Earnings Per Share
     The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statement of operations are based upon the weighted-average number of McAfee common shares outstanding and are adjusted for the estimated vesting of Secure’s restricted stock units and restricted shares assumed and converted and for dilution under the treasury method for the same restricted stock and restricted stock units assumed and converted in connection with the acquisition. The adjustments are calculated as if those awards had been assumed and converted as they stood at the acquisition date as of the beginning of each period presented without consideration for any subsequent award activity such as grants, exercises and cancellations.